EXHIBIT 5.1

                                 March 10, 2000


Fair, Isaac and Company, Incorporated
120 North Redwood Drive
San Rafael, CA 94903


         Re: Registration Statement on Form S-8 for the Fair, Isaac and Company, Incorporated 1992 Long-Term Incentive Plan


Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Fair, Isaac and Company, Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933 relating to 709,633 additional shares of the Company's Common Stock, par value $0.01 per share(the "Common Stock") issuable pursuant to the 1992 Long-Term Incentive Plan (the "Plan"), it is my opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibits 5.1 and 23.1 to the Registration Statement.

                                       Very truly yours,

                                       /s/ Peter L. McCorkell, Esq.
                                           Executive Vice President, Secretary,
                                           and General Counsel
                                           Fair, Isaac and Company, Incorporated


cc: Josephine Lewis
Pillsbury Madison & Sutro LLP


[E-9372]